                                                                    Exhibit 99.3


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK



         IN RE: TL ADMINISTRATION (UK) LTD.              CHAPTER 11
         (F/K/A TWIN LABORATORIES (UK) LTD.)             CASE NO. 03-15563 (RDD)
                    DEBTOR


                           MONTHLY OPERATING STATEMENT
                        FOR THE MONTH ENDED JUNE 30, 2005



DEBTOR'S ADDRESS                         c/o Alix Partners
                                         9 West 57th Street, Suite 1640
                                         New York, NY 10019

DISBURSEMENTS: Month Ended June 30, 2005 (dollars in thousands):         $ 0
(See attached schedule for disbursements by Debtor)

DEBTOR'S ATTORNEY                        Weil, Gotshal & Manges LLP
                                         767 Fifth Avenue
                                         New York, NY 10153
                                         Michael P. Kessler, Esq. (MPK 7134)
                                         Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER                          TL Administration (UK) Ltd.

NET GAIN (LOSS): Month Ended June 30, 2005 (dollars in thousands):       $ (0)



The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.




DATE:   July 15, 2005                       /s/ Denis O'Connor
                                            -----------------------------------
                                            Denis O'Connor, Secretary

                           TL ADMINISTRATION (UK) LTD.
                       (F/K/A TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                    FOR THE MONTH ENDED
                                                                       JUNE 30, 2005
                                                                       -------------
                                                                        (unaudited)
Intercompany Sales                                                          $--
Operating Expenses                                                           (0)
                                                                            ---
Loss from Operations                                                         (0)
Other Income                                                                  0
Other Expenses                                                               --
                                                                            ---
Net Gain (Loss)                                                             $(0)
                                                                            ===


  (The accompanying notes are an integral part of these financial statements.)

                           TL ADMINISTRATION (UK) LTD.
                       (F/K/A TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                                  BALANCE SHEET
                                 (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                     JUNE 30, 2005
                                                                     -------------
                                                                      (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                             $   145
  Intercompany receivable (see Note 7)                                      406
                                                                        -------
Total Assets                                                            $   551
                                                                        =======

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities Not Subject to Compromise:
  Accounts payable                                                      $    15
  Accrued expenses and other current liabilities                              4
                                                                        -------
      Total Current Liabilities Not Subject to Compromise                    19

Liabilities Subject to Compromise                                         1,809
                                                                        -------
      Total Liabilities                                                   1,828

Shareholder's Deficit:
  Accumulated deficit                                                    (1,277)
                                                                        -------
Total Liabilities and Shareholder's Deficit                             $   551
                                                                        =======


  (The accompanying notes are an integral part of these financial statements.)

                           TL ADMINISTRATION (UK) LTD.
                       (F/K/A TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                    FOR THE MONTH ENDED
                                                                       JUNE 30, 2005
                                                                       -------------
                                                                        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Gain (Loss)                                                       $  (0)
    Adjustments to Reconcile Net Gain (Loss) to Net
       Cash Used in Operating Activities:
       Changes in Operating Assets and Liabilities:
         Accrued expenses and other current liabilities                       2
                                                                          -----
           Net Cash Generated (Used) in Operating Activities                  2
                                                                          -----

    Effect of Exchange Rate Changes on Cash                                  (2)
                                                                          -----
  Net Change in Cash and Cash Equivalents                                    (0)
  Cash and Cash Equivalents at Beginning of Period                          145
                                                                          -----
  Cash and Cash Equivalents at End of Period                              $ 145
                                                                          =====


  (The accompanying notes are an integral part of these financial statements.)

                           TL ADMINISTRATION (UK) LTD.
                       (F/K/A TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.   THE COMPANY

     TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.) ("TL UK") together with its parent company TL Administration Inc. (f/k/a Twin Laboratories Inc.) and TL Administration Inc.'s parent company TL Administration Corporation (f/k/a Twinlab Corporation) (collectively, the "Debtors") was a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Debtors developed, manufactured, and sold vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the "Twinlab," "Fuel," and other brand names; an extensive line of herbal supplements and phytonutrients under the "Nature's Herbs" brand name; and a full line of herbal teas under the "Alvita" brand name. TL UK operated as a European sales office for the Company.

     The Debtors emphasized the development and introduction of high quality, unique nutraceutical products. The Company's premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Debtors targeted its products to consumers who utilized nutritional supplements in their daily diet and who demanded premium quality ingredients in a broad variety of dosages and delivery methods.

2.   BACKGROUND

     Bankruptcy Filing

     On September 4, 2003 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Case Numbers for the individual Debtors are as follows: TL Administration Inc. 03-15566
     (RDD), TL Administration Corporation 03-15564 (RDD) and TL Administration
     (UK) Ltd. 03-15563 (RDD). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564 (RDD) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of TL Administration Inc. are inactive and are not Debtors in these chapter 11 cases.

     Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.

     Asset Purchase Agreement and Sale Closing

     On the Commencement Date, the Debtors also entered into an asset purchase agreement (the "APA") with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Debtors were to sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA required a minimum level of $47 million of working capital (defined as accounts receivable and inventory) as of the closing date. The sale was conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003.

     Effective December 5, 2003, the Bankruptcy Court approved an amendment to the APA such that (i) the purchase price was reduced to $57.5 million plus the assumption of up to $3.7 million of employee and related liabilities,
     (ii) the definition of working capital was amended to include prepaid inventory and prepaid advertising in addition to accounts receivable and inventory, and (iii) the minimum level of working capital was reduced to $39.5 million and any working capital adjustment to the purchase price as of the effective closing date was limited to a decrease of $500,000 and an increase of $1.5 million.

     On December 19, 2003, the Debtors and IdeaSphere, Inc. agreed to a second amendment to the APA (the "Second Amendment"). The Second Amendment provided for an extension of the closing to December 19, 2003; however, for financial and accounting purposes, the transaction became effective as of December 9, 2003. The Second Amendment also provided for adjustments relating to the period between December 10, 2003 and the closing date of December 19, 2003 (the "Interim Period Adjustments").

     The sale closed on December 19, 2003, effective as of December 9, 2003. The estimated loss on the sale was approximately $8.7 million.

     The Debtors do not expect that the holders of the Debtors' equity will receive any value as a result of the sale of substantially all assets of the Company.


     Cash Proceeds from the Asset Sale

     On December 19, 2003, IdeaSphere, Inc. remitted net cash proceeds from the asset sale transaction to the Company totaling $49.2 million. Details of the transaction included gross proceeds of $57.5 million, less the assumption of the $5.3 million Zions Bank mortgage and reimbursements for IdeaSphere, Inc.'s inventory and advertising advances, as well as other closing costs. From the net proceeds, the Debtors repaid the outstanding loan balance under the DIP Facility (as defined herein) of $28.2 million, cure costs for assumed contracts, other related finance and closing costs, and administrative expenses.

     Asset Purchase Agreement Post Closing Adjustments

     In accordance with the terms of the APA and its amendments, IdeaSphere, Inc. had 60 days from December 19, 2003 to deliver a calculation of the closing working capital to the Debtors and the Debtors had 60 days from December 19, 2003 to deliver a calculation of the Adjustment Statement reflecting the Interim Period Adjustments to IdeaSphere, Inc. Each party had 30 days to review the respective calculation and either accept or dispute such amount.

     The post closing adjustments and working capital adjustments have been agreed to and settled on a net basis requiring IdeaSphere to make a payment of $806,343 to the Debtors and release a $500,000 escrow set aside for working capital. IdeaSphere made payment of $806,343 in November 2004 and the $500,000 working capital escrow was released to the Company in December 2004. Finally,

     IdeaSphere filed Indemnity Claim Notices in December 2004, with respect to the $1.0 million Indemnity Escrow. The Debtors have since filed an Indemnity Dispute Notice.

     Proofs of Claim

     The bar date for filing proofs of claim for claims that arose prior to September 4, 2003 was March 2, 2004.

     Management of the Debtors' Assets

     The Debtors remained in possession of their assets and properties and continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code until the APA closed on December 19, 2003.

     Currently, the Debtors remain in possession of the net sale proceeds of the sale of substantially all assets of the Company. The Debtors continue to manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and make payments for certain liabilities not assumed in accordance with the terms of the APA.

     In May 2005, the Debtors were informed of their eligibility to participate in a settlement fund established by Marsh & McClennan, Inc. ("Marsh") as a result of Marsh's settlement with the New York Attorney General and Superintendent of Insurance. The Debtors' portion of the settlement is $410,748 and is based on premium payments made by the Debtors for the 2001 and 2002 policy years. The settlement is payable over 4 years beginning in November 2005 and requires the Debtors to release Marsh from any further claims by September 30, 2005. The settlement has not yet been recognized in the financial statements because of uncertainty surrounding its realization and quantification.

     Plan of Liquidation and Disclosure Statement

     On April 26, 2005, the Debtors' filed their disclosure statement and joint plan of liquidation. The Liquidating Plan is subject to approval of the various classes of claim holders and the bankruptcy court. On June 3, 2005, the bankruptcy court signed an order approving the Debtors' first amended disclosure statement and joint plan of liquidation (the "Amended Liquidating Plan"). The Amended Liquidating Plan is subject to the approval of the various classes of claim holders. The confirmation hearing is scheduled on July 21, 2005 and objections to the Amended Liquidating Plan are due by July 14, 2005.

3.   BASIS OF PRESENTATION

     Except for the related expected liquidation of substantially all of the Debtors' assets, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

     Other than the impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of TL UK for the period presented.

     The functional currency of TL UK is the U.S. dollar, however, its books and records are maintained in British Pounds. Therefore, assets and liabilities are remeasured using a combination of current and historical rates. Income and expenses are remeasured using the average rate in effect during the respective periods. Unrealized foreign exchange gains and losses resulting from the remeasurement are included in the results of operations.

     These unaudited financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt. Further, SOP 90-7 envisions that entities under Chapter 11 will reorganize as going concerns.

     The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in TL Administration Corporation's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4.   DEBTOR-IN-POSSESSION FINANCING

     On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and TL Administration Inc. as the borrower, with TL Administration Corporation as the guarantor. The DIP Facility was collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, a junior lien on certain assets that had previously been subject to a lien by other parties, and a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company (the "Guarantors"). The lenders under the DIP Facility had a super-priority claim against the estates of the Debtors. Borrowings were subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings were also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the "Budget"). The DIP Facility restricted the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility, as amended, also required the Debtors to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors' assets, which among other things, required the closing of the sale to be completed by December 19, 2003. The Debtors were required to pay $100,000 to extend the term of the DIP Facility to December 19, 2003, of which IdeaSphere, Inc. agreed to pay half. Interest was payable monthly in arrears at the Prime Rate, plus 2.0% per annum. The Debtors were required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility. Borrowings outstanding under the DIP Facility were repaid in full on December 19, 2003 as a result of the consummation of the APA.

     In addition, the $15 million letter of credit was drawn, and on December 22, 2003, the proceeds were remitted into the Debtors' possession. An adversary proceeding was commenced by the Official Committee of Unsecured Creditors against certain former officers and directors of the Debtors seeking, among other things, to subordinate their claim relating to the letter of credit and for other damages (the "Adversary Proceeding"). For purposes of financial reporting, the liability associated with the proceeds of the letter of credit draw is classified as a secured liability not subject to compromise on the balance sheet of TL Administration Inc.

     In November 2004, the Company and all parties associated with the Adversary Proceeding compromised and settled this dispute. The settlement calls for, among other things, the Guarantors to have a secured claim in the Debtors' bankruptcy cases that shall be deemed allowed in the amount of $8.5 million, together with all interest actually earned on the full amount of the proceeds of the Guarantors' $15 million letter of credit on account of the investment by the Debtors of such proceeds. The $8.5 million principal amount of the Allowed Secured Claim is an agreed compromise of the $15 million secured claim arising in favor of the Guarantors under the "Reimbursement and Security Agreement No. 2", dated April 6, 2001. The settlement was conditioned upon payment by the Debtors' insurer of $3.5 million to the Debtors' estates in full and final settlement and satisfaction of, among other things, certain claims (as defined in the agreement). The compromise and settlement agreement has been executed by all relevant parties. In January 2005, bankruptcy court approval was received and cash funding (as described above) between the Debtors, the Guarantors, and the Debtors' insurer was transacted. In addition, the Guarantors withdrew their proofs of claim. The balance sheet has been adjusted for the non-cash accruals associated with the settlement and for the cash funding transactions.


5.   LIABILITIES SUBJECT TO COMPROMISE

     Liabilities subject to compromise as of June 30, 2005 are composed of the following (in thousands):

                                                                  JUNE 30, 2005
                                                                  -------------
         Accounts Payable Trade                                      $     98
         Intercompany Loans Payable                                     1,711
                                                                     --------
         Total                                                       $  1,809
                                                                     ========

     Amounts classified as subject to compromise as of June 30, 2005 represent management's best estimate of such liabilities as of such date and are subject to change upon completion of the reconciliation of all claims as well as the finalization of the assumption (and related cure amounts) or rejection of executory contracts. Further, a number of the claims relate to pending lawsuits alleging that the Company's products containing ephedra caused injury, death and/or damages. The Company is unable to predict the outcome of these claims. Accordingly, until these claims are settled, the ultimate allowed claim amounts are uncertain.

     In November 2004, the Bankruptcy Court authorized the Debtors to enter into a settlement of a class action lawsuit and a derivative action against certain of the Company's directors filed in June 2001. In connection with this settlement, $125,000 of liabilities subject to compromise will be paid in full. The remaining settlement funds will be paid by the Company's insurers.

6.   REORGANIZATION EXPENSES

     All reorganization expenses incurred for the month ended June 30, 2005 are included in the Monthly Operating Report of TL Administration Inc., case number 03-15566 (RDD).

7.   INTERCOMPANY RECEIVABLE

     The intercompany receivable balance is with TL Administration Inc. The intercompany balances have not been adjusted pending the approval of the Amended Liquidating Plan. The Amended Liquidating Plan contemplates the cancellation of the intercompany accounts for voting and distribution purposes.

8.   INSURANCE AND TAX PAYMENTS

     A. INSURANCE - All insurance policy premiums due have been paid. Accordingly, all such policies remain in force.

     B. TAXES - All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

                           TL ADMINISTRATION (UK) LTD.
                       (F/K/A TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                   SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS
                                 (IN THOUSANDS)


                                                            FOR THE MONTH ENDED
                                                               JUNE 30, 2005
                                                               -------------
Cash Collections                                                  $      0
Cash Disbursements                                                      (0)
                                                                   -------
Net Cash Flow                                                      $     0
                                                                   =======

                           TL ADMINISTRATION (UK) LTD.
                       (F/K/A TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
             SCHEDULE OF TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
                                 (IN THOUSANDS)


                                                             FOR THE MONTH ENDED
                                                                JUNE 30, 2005
                                                                -------------

Gross Wages and Salaries Paid                                        None
Payroll Taxes Withheld                                               None
Employers Payroll Taxes Incurred                                     None
Gross Sales Subject to Taxes                                         None
Sales Tax Collected or Self-Assessed                                 None
Property Tax Payments Due                                            None
Property Taxes Paid                                                  None
All Other Taxes Paid                                                 None